SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8—K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2004

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Item 5. Other Events.

On April 30, 2004, Saks Incorporated (the “Company”) issued a news release announcing that it will adjust the conversion rate on its 2% Convertible Senior Notes issued on March 17, 2004 as a result of the special one-time cash dividend payable to shareholders of record as of April 30, 2004 of $2.00 per common share. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description of Document
99.1	April 30, 2004 news release announcing that the Company will adjust the conversion rate on its 2% Convertible Senior Notes issued on March 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: April 30, 2004	/s/ Douglas E. Coltharp
Douglas E. Coltharp Executive Vice President and Chief Financial Officer